Exhibit 5.1

April 4, 2011

Zions Bancorporation,

One South Main Street, 15th Floor,

Salt Lake City, Utah 84133.

Zions Capital Trust C,

Zions Capital Trust D,

c/o Zions Bancorporation,

One South Main Street, 15th Floor,

Salt Lake City, Utah 84133.

Ladies and Gentlemen:

We are acting as counsel to Zions Bancorporation, a Utah corporation (the “Company”), and to Zions Capital Trust C and Zions Capital Trust D, each a Delaware statutory business trust (each a “Trust” and, collectively, the “Trusts”), in connection with their filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities (collectively, the “Securities”):

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senior and subordinated debt securities (collectively, the “Debt Securities”), warrants or other rights, stock purchase contracts, preferred stock of the Company, depositary shares representing preferred stock and units comprised of the foregoing (or of the capital securities described below and debt or equity securities of third parties);

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shares of Common Stock, no par value, of the Company (the “Shares”), including those initially issuable upon conversion or exercise or exchange of any Securities that are convertible into or exercisable for Shares;

•	capital securities of the Trusts (the “Capital Securities”), each representing an undivided, preferred beneficial interest in the assets of the issuing Trust;

•	guarantees and related obligations of the Company, on a subordinated basis and to the extent provided therein, with respect to the payment of distributions on and

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the redemption or liquidation price of the Capital Securities (the “Guarantees”); and

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subordinated debt securities to be issued by the Company to the Trusts (or other similar issuers) in connection with the issuance by the Trusts (or other similar issuers) of Capital Securities (or similar securities) having corresponding payment terms (the “Debentures”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the issuance of the Securities (the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1) Debt Securities. The indenture relating to the senior debt securities, which is dated as of September 10, 2002, has been duly authorized, executed and delivered by the Company, and the indenture relating to the subordinated debt securities, which is dated as of September 10, 2002, has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the terms of the Debt Securities to be issued under the two indentures described above and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include those Debt Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the debt securities, but they do not include any Capital Securities, Guarantees or Debentures.

(2) Warrants or Other Rights. When the Registration Statement has become effective under the Act, when the terms of the agreements or other instruments under which certain of the warrants or other rights are to be issued have been duly established and the agreements or other instruments have been duly executed and delivered, when the terms of such warrants or other rights and of their issuance and sale have been duly established in conformity with the applicable agreement or other

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instrument and when such warrants or other rights have been duly executed and authenticated in accordance with the applicable agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants or other rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants or other rights covered by the opinion in this paragraph include any warrants or other rights that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which certain of the stock purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase stock that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which certain of the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

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Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Common Stock. When the Registration Statement has become effective under the Act and when the Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares will be validly issued, fully paid and nonassessable. The Shares covered by the opinion in this paragraph include any Shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(6) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly established in conformity with the Company’s articles of incorporation, when an appropriate amendment to the Company’s articles of incorporation has been duly filed with the Secretary of State of the State of Utah and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and nonassessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(7) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument

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binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(8) Guarantees and Debentures. The indenture relating to the Debentures, which is dated as of August 21, 2002 (the “Junior Subordinated Indenture”), has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the guarantee and related agreements under which the Guarantees are to be issued, the trust agreements under which the Capital Securities (and any other similar securities referenced in the first paragraph of this letter) are to be issued have been duly executed and delivered in substantially the forms filed as exhibits to the Registration Statement, when the terms of the Guarantees, the related Capital Securities (or any such other securities) and the corresponding Debentures and of their issuance and sale have been duly established in conformity with the guarantee and related agreements, the trust agreements and the Junior Subordinated Indenture (and when the issuers of any such other securities have been duly formed), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the relevant Trust (or any such other issuer) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the relevant Trust (or any such other issuer), and when the Guarantees, the related Capital Securities (or any such other securities) and the corresponding Debentures have been duly executed and (if required) authenticated in accordance with the guarantee and related agreements, the trust agreements and the Junior Subordinated Indenture, as applicable, and issued and sold by the Company and the respective Trusts (or any such other issuers), as applicable, as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Guarantees and the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Guarantees and Debentures covered by the opinion in this paragraph include any Guarantees and Debentures that, with the corresponding Capital Securities (or any such other securities), may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the States of New York and Utah and (except as stated below) the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Notwithstanding the foregoing, for the

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purposes of our opinion set forth in paragraph (8) above, we have assumed that, at all relevant times, the Capital Securities (or any other similar securities referenced in the first paragraph of this letter) and the related trust agreements will have been duly executed and delivered by the respective Trusts (or the issuers of any such other securities) and, in the case of the trust agreements, by the Company, the Capital Securities (or any such other securities) will have been duly authenticated, if required under the trust agreements, and the Capital Securities (or any such other securities) and the trust agreements will constitute valid and legally binding obligations of the respective Trusts (or any such other issuers) and, in the case of the trust agreements, of the Company under the laws of the State of Delaware, and we are expressing no opinion as to such matters. With respect to all matters of Utah law, we have, with your approval, relied upon the opinion, dated the date hereof, of Callister Nebeker & McCullough, a Professional Corporation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Callister Nebeker & McCullough, a Professional Corporation. We believe you and we are justified in relying on such opinion for such matters.

Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible and we have assumed, without independent verification, that the indenture relating to the senior debt securities has been duly authorized, executed and delivered by the trustee thereunder, that the indenture relating to the subordinated debt securities has been duly authorized, executed and delivered by the trustee thereunder, that the indenture relating to the Debentures has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the stock purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any persons other than the Company.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP